Exhibit 99.1

July 23, 2013
Mr. Robert B. Mahoney
c/o Noranda Aluminum Holding Corporation
801 Crescent Centre Drive, Suite 600
Franklin, TN 37067
Dear Bob:
This letter agreement (this “Agreement”) formalizes our discussions regarding the terms and conditions of your separation from Noranda Aluminum Holding Corporation (the “Company”) and its affiliates. This Agreement supersedes the Management Equity Investment and Incentive Termsheet, dated October 26, 2010, between the Company and you (the “Termsheet”), except as specifically provided in this Agreement. The obligation of the Company to indemnify you against claims and liability with respect to your role as an officer of the Company, including the provisions set forth in the Company’s restated charter in effect on the date hereof, as well as coverage under liability insurance or other arrangements that have been adopted in furtherance of such obligations, will continue to apply (in accordance with the terms of the applicable arrangement) and are not superseded by this Agreement.

1.	Separation from Service
You and the Company agree that your separation from the Company will be effective upon the expiration of the current term of employment under the Termsheet on October 26, 2013 (the “Separation Date”). Effective as of the Separation Date, you hereby resign from all offices and positions you hold at the Company or any of its affiliates.

2.	Severance Benefits
Subject to your execution, delivery following the Separation Date (but within fifty (50) days thereof), and non-revocation of the general release of claims attached as Exhibit A hereto (the “Release”), you will receive:

(a)
an amount equal to $773,757.13, payable in accordance with the Company’s regular payroll practices as of the Separation Date in the same amounts per payroll cycle in effect immediately prior to your separation from the Company through December 31, 2013, with the remaining balance that is unpaid as of January 1, 2014 payable in a lump sum on or prior to January 31, 2014;

(b)
all accrued and unused vacation pay as of the Separation Date and payment of unreimbursed business expenses as of the Separation Date in accordance with the Company’s policies, payable in a lump sum along with the first regular payment following the Separation Date pursuant to Section 2(a);

(c)
at the same time 2013 annual bonuses are paid to senior executives of the Company and its affiliates, a prorated bonus for 2013 equal to 82% of the amount that would have been paid to you as an annual bonus for 2013 had you been employed for the entire year (as determined by the Company), based on the Company’s actual performance for 2013;

(d)
a payment of $30,000 in full satisfaction of the Company’s obligation under the Termsheet to provide you with welfare benefits following the Separation Date (it being understood that you may elect coverage at your own expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of up to 18 months following the Separation Date), payable in a lump sum along with the first regular payment following the Separation Date pursuant to Section 2(a);

(e)
in accordance with the terms and conditions of the applicable award agreements, accelerated vesting and payment of certain of your outstanding stock incentive awards upon the Separation Date, as specified in Exhibit B hereto; and

(f)
payment of your reasonable attorneys’ fees and costs in negotiating your separation from the Company, up to a maximum of $10,000 in the aggregate, payable promptly following your delivery to the Company of an invoice documenting such fees and costs.

You acknowledge that the amounts and benefits set forth in Sections 2(a)–2(f) above (the “Severance Benefits”) satisfy in full all obligations of the Company under the Termsheet and this Agreement, and that you consent to the forfeiture and recoupment provisions in respect of the Severance Benefits set forth in Section 5 below. Your rights and benefits under the Company’s retirement and welfare benefit plans that are not described in this Section 2 will be governed by the terms thereof. You expressly authorize the Company to make any necessary deductions, withholding, or other reductions with respect thereto.

3.	Transition Period
During the period commencing on the date this Agreement is executed and ending on the Separation Date (the “Transition Period”), you will continue to be employed by the Company and continue to remain on the Company’s payroll and to receive your regular base salary and employee benefits, minus appropriate tax withholdings; provided that you agree that, during the Transition Period, (i) if requested by the Company, you will resign from any office or position you hold with the Company or any of its affiliates, (ii) if the Company hires an individual to replace you during the Transition Period, it may in its discretion assign such individual the title, duties, and responsibilities of Chief Financial Officer, (iii) the Company may in its discretion assign to you such title and duties as are reasonable and that it deems appropriate, and (iv) the Company may require that you work at home or other local offsite location, in all cases, subject to the Company paying any incremental costs of any such offsite office arrangement and continuing to provide you with your regular base salary and employee benefits through the Separation Date. You agree that, during the Transition Period, you will devote your full business time and attention to the Company and perform all regular duties and services to the Company as directed by your immediate supervisor in good faith, including, without limitation, completing your ongoing projects and transitioning your responsibilities. In particular and without limitation, you will be responsible for transitioning your knowledge and the background related to all of the files and duties you have been handling to individuals the Company designates, as well as for performing such other related functions that the Company reasonably asks you to perform from time to time during the Transition Period. During the Transition Period, you will comply with all of your obligations under this Agreement, all of the Company’s policies and procedures of general applicability, and all of your statutory and contractual obligations to the Company. During the Transition Period, you agree to sign such documents as are reasonably required, as determined by the Company, within the continued scope of your responsibilities. In addition, from and after the date this Agreement is executed, you waive any right to resign from the Company and its affiliates for “good reason” or a similar term of like meaning for purposes of any plan, agreement, policy, or arrangement of the Company and its affiliates (including, without limitation, the Termsheet), and you will not be entitled to any additional severance under the Termsheet in the event of a Change in Control (as defined in the Termsheet) during the Transition Period. If a Change in Control occurs during the Transition Period, however, you will be entitled to the rights relating to a Change in Control specified in the applicable award agreement with respect to any of your stock incentive awards that are outstanding as of the date of such Change in Control.

4.	General Release

(a)
In consideration of your continued employment with the Company during the Transition Period and the Severance Benefits described above, and for other good and valuable consideration, you, on behalf of yourself, your heirs, personal representatives, and assigns, hereby irrevocably and unconditionally forever release the Company, its subsidiaries, affiliates, officers, directors, employees, agents, benefit plans, and plan administrators (collectively, the “Releasees”) from any and all claims, demands, causes of action, damages, liabilities, or obligations of any kind or nature whatsoever (collectively “Claims”) arising, directly or indirectly, out of your employment with the Company and its affiliates, including the termination of such employment or services, or out of any other event, act, or communication occurring prior to the effective date of this Agreement, including all matters and things now known and all matters and things that may hereafter be discovered, if such there be. You acknowledge that the release in this Section 4 includes but is not limited to Claims (i) for wrongful dismissal or termination of services, (ii) arising under federal, state, or local laws, statutes, orders, or regulations that relate to the employment relationship and/or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, Executive Order 11246, and in each case any amendments thereto, (iii) under any other federal, state, or local statute or regulation, or (iv) based on contract including, without limitation, under the Termsheet (other than enforcement of this Agreement), tort, or common law, or for damages, including without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, or injunctive or equitable relief, excepting Claims with respect to (A) rights to indemnification provided by the Company to its officers and directors and coverage under D&O liability insurance, (B) the rights described in this Agreement, and (C) any other vested benefits under the Company’s stock incentive, retirement, and health and welfare benefit plans in which you participated prior to your cessation of services, if any. To the maximum extent permitted by law, you represent and warrant that you have not filed, commenced, or participated in any way in any complaints, claims, actions, or proceedings of any kind against the Releasees with any federal, state, or local court or any administrative, regulatory, or arbitration agency or body, and agree not to file, commence, or participate in any charge, claim, or lawsuit asserting any Claims that are released in this Section 4.

(b)
Each reference to a Releasee in this Section 4 includes such Releasee, its affiliates, subsidiaries, predecessors, successors, and assigns, and its and its affiliates’ past, present, and future directors, executive committee members, officers, members, agents, attorneys, representatives, and employees, in their individual and representative capacities.

(c)
You agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability of wrongdoing by the Company or any of its affiliates. You shall not, directly or indirectly, make any written or oral statements, suggestions, or representations that the Company or any of its affiliates has made or implied any such admission or concession.

(d)
You acknowledge that you have been given up to twenty-one (21) days to consider the terms of this Agreement and that you understand its terms. You acknowledge that you have been advised of the opportunity to seek the advice of legal counsel in this matter and to obtain your counsel’s assistance in reviewing this Agreement. You acknowledge that you (i) have entered into this Agreement on a knowing and voluntary basis and have been given adequate time to review this Agreement and to consider whether to sign it, (ii) agree that the terms of this Agreement are binding upon you, (iii) understand that by signing this Agreement, you release legal claims against the Releasees and waive certain rights to bring claims and (iv) freely and voluntarily consent to all terms of this Agreement with full understanding of what they mean. You understand that, for a period of seven (7) days after you sign and deliver this Agreement to the Company, you have the right to revoke this Agreement by delivering written notice of revocation to the Company. This Agreement shall not become effective or enforceable until after the seven (7) day revocation period has expired. You understand and agree that if you do not revoke this Agreement during the seven (7) day revocation period, this Agreement shall become effective, irrevocable, and enforceable on the eighth (8th) day after the date on which you signed and delivered this Agreement.

(e)
You understand and agree that your continued right to receive any payments hereunder will be subject to and conditioned upon your non-revocation of this Agreement. You agree that the covenants, representations, and acknowledgments made in this Section 4 shall survive the Company’s satisfaction of its obligations hereunder.

(f)	Other than any obligations of yours created by this Agreement, the Company, for itself and its subsidiaries, affiliates, agents, directors, officers, representatives, and assigns, hereby releases and forever discharges you and your agents, representatives, assigns, and attorneys (collectively, the “Executive Releasees”) from any and all claims, causes of action, obligations, liabilities, damages, and/or demands whatsoever at law or in equity that the Company or its subsidiaries, affiliates, agents, directors, officers, representatives, or assigns has against the Executive Releasees (in whatever capacity) that are known (or that should reasonably be known) by the Company as of the date of this Agreement and that arise out of your employment with the Company and its affiliates. Notwithstanding the immediately preceding sentence, the release contained in the immediately preceding sentence shall not apply with respect to any claims (i) that are based on willful misconduct or gross negligence in the performance of your duties as the Chief Financial Officer of the Company for which you are not entitled to claim indemnification from the Company under the Company’s restated charter; (ii) that are not known (and should not reasonably be known) by the Company as of the date of this Agreement or that arise following the date of this Agreement (whether or not related to events that occur on or prior to the date of this Agreement), or (iii) claims that arise, directly or indirectly, as a result of an action initiated by a third-party or by you (for which you are not entitled to claim indemnification from the Company under the Company’s restated charter).

5.	Additional Terms and Conditions

(a)	You hereby acknowledge and agree that the Restrictive Covenants set forth in your Termsheet remain in full force and effect and are unaffected by this Agreement.

(b)
You agree that, on or prior to the Separation Date, you will return to the Company all property of the Company and its affiliates, including without limitation, all documents, any computers, cell phones, blackberries, or other equipment, any office keys, and any Company identification, unless you make arrangements with the Company to purchase any such items. If requested by you, the Company agrees to discuss in good faith an arrangement with you pursuant to which you will purchase any such items.

(c)
You represent that you have reported to a member of the Company’s legal department any violation of law or regulation, and/or any breach of an internal compliance code of conduct or ethics breach that you are aware of as of the date of execution of this Agreement and you will so report any such violation or breach that you become aware of during the Transition Period. You understand that this is a material representation and that the Company is relying on this representation in its decision to enter into this Agreement.

(d)
You agree that, during the Transition Period and following the Separation Date, you will not, and will not aid, cause, facilitate, or encourage any other person to, at any time, make any oral or written statements that, directly or indirectly, could reasonably be expected to disparage or damage the name, reputation, goodwill, practices, or operations of the Company or any of its affiliates or of any of their respective officers, employees, directors, consultants, representatives, and agents (including, without limitation, any negative statements relating to your employment or the termination of your employment), provided that this sentence shall not be deemed to prohibit the making of truthful statements as may be required by law or subpoena. The Company agrees that it will not, and will instruct its directors and senior executives to not, make any oral or written statements that, directly or indirectly, could reasonably be expected to disparage your name or reputation, provided that this sentence shall not be deemed to prohibit the making of truthful statements as may be required by law or subpoena.

(e)
You also agree, during the Transition Period and following the Separation Date, to cooperate truthfully and fully with the Company in connection with any and all existing or future investigations or litigation of any nature brought against the Company or any of its affiliates involving events that occurred during your employment with the Company. You agree to notify the Company immediately if subpoenaed or asked to appear as a witness in any matter related to the Company or one of its affiliates.

(f)
In the event that the Company reasonably determines that you have violated any of your covenants set forth in Section 3 or this Section 5 or the Termsheet (the “Covenants”), the Company shall not be required to make any further Severance Benefits to you and shall be entitled to recoup, and you shall promptly reimburse to the Company, any Severance Benefits described in Sections 2(a), 2(c), 2(d), and 2(e), previously made by the Company to you under this Agreement; provided, however, that the Company may not enforce such remedies until it has first provided you with a written notice describing the events that it has determined constitute a violation of the Covenants and, if such events are curable, provided you with a reasonable opportunity to cure such violation within fifteen (15) days after receipt of such written notice. In the event you fail to make prompt reimbursement of any such Severance Benefits that the Company is entitled to recoup and as to which the Company seeks recoupment hereunder, you acknowledge and agree that the Company shall have the right to take any other appropriate action to recoup such payments. The rights contained in this Section 5 shall be in addition to, and shall not limit, any other rights or remedies that the Company may have under law or in equity, including, without limitation, injunctive relief or damages.

(g)
The Company and you acknowledge that the time, scope, geographic area, and other provisions of the Covenants have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. You acknowledge and agree that the terms of the Covenants: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its affiliates, (iii) impose no undue hardship on you, and (iv) are not injurious to the public. In the event that the Covenants shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action. You agree that the Covenants shall survive the Company’s satisfaction of its obligations hereunder.

(h)
In the event of a breach or default by you of any of your obligations contained in this Agreement (including, without limitation, the Covenants), the Company shall have the right to pursue (i) such legal remedies as may be available to it to recover from you any damages suffered by the Company as a result of such breach or default, and/or (ii) an appropriate action in equity, including an action for injunctive relief, as may be appropriate under the circumstances to protect itself against such breach or default. In the event of a breach or default by the Company of any of its obligations contained in this Agreement, you shall have the right to pursue (i) such legal remedies as may be available to you to recover from the Company any damages suffered by you as a result of such breach or default, and/or (ii) an appropriate action in equity, including an action for injunctive relief, as may be appropriate under the circumstances to protect you against such breach or default. If you or the Company brings a claim to enforce any provision of this Agreement, the party who prevails on such claim (whether pursuing or defending) shall be entitled to the reasonable expenses, including attorneys’ fees, of pursuing such claim.

(i)	The Company will issue a press release describing your separation from the Company that is substantially consistent with the form set forth in Exhibit C attached hereto.

6.	Miscellaneous

(a)	This Agreement, together with the Release, constitutes the entire understanding between you and the Company with respect to the subject matter hereof.

(b)	The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.

(c)	This Agreement shall in all respects be governed, construed and enforced by and in accordance with the laws of the State of Delaware, without regard to choice of law rules.

(d)	If any section of this Agreement is determined to be void, voidable, or unenforceable, it shall have no effect on the remainder of this Agreement, which shall remain in full force and effect.
[Signature Page Follows]

Sincerely yours,

Noranda Aluminum Holding Corporation
By: /s/ Gail E. Lehman
Name: Gail E. Lehman
Title: Chief Administrative Officer, General Counsel and Corporate Secretary

Acknowledged and agreed:

/s/ Robert B. Mahoney
Robert B. Mahoney
July 23, 2013
Date

[Signature Page to Separation Agreement]

EXHIBIT A
RELEASE
This RELEASE AGREEMENT (this “Release”) is entered into as of [ ], 2013, by and between Noranda Aluminum Holding Corporation, a Delaware corporation (the “Company”) and Robert B. Mahoney (the “Executive”).
WHEREAS, the Executive previously served as Chief Financial Officer of the Company pursuant to that certain Management Equity Investment and Incentive Termsheet, dated as of October 26, 2010, by and between the Company and the Executive (the “Termsheet”);
WHEREAS, the Executive separated from the Company as of October 26, 2013; and
WHEREAS, the Company and the Executive have entered into an Agreement setting forth the terms of such separation, dated as of July 23, 2013 (the “Separation Agreement”), which provides for, among other things, the Executive’s separation from service with the Company and other matters related thereto.
NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration contained herein and received or to be received in accordance with the terms of the Separation Agreement, including the Severance Benefits (as defined in Section 2 of the Separation Agreement), the parties hereto agree as follows:

1.	Release of Claims.

(a)
In consideration of the Severance Benefits, and for other good and valuable consideration, the Executive, on behalf of himself, his heirs, personal representatives, and assigns, hereby irrevocably and unconditionally forever releases the Company, its subsidiaries, affiliates, officers, directors, employees, agents, benefit plans, and plan administrators (collectively, the “Releasees”) from any and all claims, demands, causes of action, damages, liabilities, or obligations of any kind or nature whatsoever (collectively “Claims”) arising, directly or indirectly, out of the Executive’s employment with the Company and its affiliates, including the termination of such employment or services, or out of any other event, act, or communication occurring prior to the effective date of this Release, including all matters and things now known and all matters and things that may hereafter be discovered, if such there be. The Executive acknowledges that this Release includes but is not limited to Claims (i) for wrongful dismissal or termination of services, (ii) arising under federal, state, or local laws, statutes, orders, or regulations that relate to the employment relationship and/or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, Executive Order 11246, and in each case any amendments thereto, (iii) under any other federal, state, or local statute or regulation, or (iv) based on contract (other than enforcement of the Separation

Agreement), tort, or common law, or for damages, including without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, or injunctive or equitable relief, excepting only Claims with respect to (A) rights to indemnification provided by the Company to its officers and directors and coverage under D&O liability insurance, (B) the rights described in the Separation Agreement, and (C) any other vested benefits under the Company’s stock incentive, retirement, and health and welfare benefit plans in which the Executive participated prior to his cessation of services, if any. To the maximum extent permitted by law, the Executive represents and warrants that the Executive has not filed, commenced, or participated in any way in any complaints, claims, actions, or proceedings of any kind against the Releasees with any federal, state, or local court or any administrative, regulatory, or arbitration agency or body, and agrees not to file, commence, or participate in any charge, claim, or lawsuit asserting any Claims that are released in this Release.

(b)
Each reference to a Releasee in this Release includes such Releasee, its affiliates, subsidiaries, predecessors, successors, and assigns, and its and its affiliates’ past, present, and future directors, executive committee members, officers, members, agents, attorneys, representatives, and employees, in their individual and representative capacities.

(c)
The Executive agrees that nothing contained in the Separation Agreement or this Release shall constitute or be treated as an admission of liability of wrongdoing by the Company or any of its affiliates. The Executive shall not, directly or indirectly, make any written or oral statements, suggestions, or representations that the Company or any of its affiliates has made or implied any such admission or concession.

(d)
The Executive acknowledges that he has been given up to fifty (50) days to consider the terms of this Release and that he understands its terms. The Executive further acknowledges that he has been advised of the opportunity to seek the advice of legal counsel in this matter and to obtain his counsel’s assistance in reviewing this Release. The Executive acknowledges that he (i) has entered into this Release on a knowing and voluntary basis and has been given adequate time to review this Release and to consider whether to sign it, (ii) agrees that the terms of this Release are binding upon him, (iii) understands that by signing this Release, he releases legal claims against the Releasees and waives certain rights to bring claims, and (iv) freely and voluntarily consents to all terms of the Separation Agreement and this Release with full understanding of what they mean. The Executive understands that, for a period of seven (7) days after he signs and deliver this Release to the Company, he has the right to revoke this Release by delivering written notice of revocation to the Company. This Release shall not become effective or enforceable (and no Severance Benefits will be paid by the Company) until after the seven (7) day revocation period has expired. The Executive understands and agrees that if he does not revoke this Release during the seven (7) day revocation period, this Release shall become effective, irrevocable, and enforceable on the eighth (8th) day after the date on which he signed and delivered this Release.

(e)
The Executive understands and agrees that his continued right to receive any payments under the Separation Agreement will be subject to and conditioned upon his non-revocation of this Release. The Executive further agrees that the covenants, representations, and acknowledgments made in this Release shall survive the Company’s satisfaction of its obligations under the Separation Agreement.

2.	Miscellaneous

(a)	This Release shall in all respects be governed, construed, and enforced by and in accordance with the laws of the State of Delaware, without regard to choice of law rules.

(b)	If any section of this Release is determined to be void, voidable, or unenforceable, it shall have no effect on the remainder of this Release, which shall remain in full force and effect.

(c)	All capitalized terms used in this Release and not defined herein shall have the meanings ascribed to them in the Separation Agreement.

IN WITNESS WHEREOF, the parties have executed this Release as of the date first written above.
NORANDA ALUMINUM HOLDING CORPORATION

By: ______________________________
Name:
Title:

EXECUTIVE

_________________________________
Robert B. Mahoney

[Signature Page to Mahoney Release]

EXHIBIT B
STOCK INCENTIVE AWARDS

	Currently Outstanding	Original Vesting Schedule		Award Factors (if any)		Amount to Be Paid	Amount Forfeited
		Amount	Date	Service	Performance
Options	30,000	30,000	06/09/2014	—	—	30,000	—

Restricted Shares (Service Vesting)	23,278.5693	3,416.2164	03/06/2014	—	—	3,416.2164	—
		3,280.3529	04/12/2014	—	—	3,280.3529	—
		6,740.0000	03/06/2015	—	—	—	6,740.0000
		3,281.0000	04/12/2015	—	—	—	3,281.0000
		6,561.0000	04/12/2016	—	—	—	6,561.0000

Restricted Stock Units (Service Vesting)	7,665.2997	7,665.2997	03/04/2014	—	—	7,665.2997	—

Performance Restricted Shares*	28,261.2725	15,138.9196	03/07/2015	60.66%	76.77%	7,050.6566	8,088.2630
		13,122.3529	04/13/2016	27.33%	100%	3,586.3026	9,536.0503

Performance Restricted Stock Units*	17,231.9904	17,231.9904	03/07/2014	94.00%	71.39%†	TBD†	TBD†

Shareholder Return Restricted Stock	21,197.6471	21,197.6471	04/12/2016	17.92%	TBD‡	TBD‡	TBD‡

*    Original award shown at 100%.

†
Payment to be determined upon certification by the Compensation Committee of performance attained for the 2013 performance year, anticipated on March 7, 2014. Assuming 2013 performance of 100%, the total number of Performance Restricted Stock Units (“PRSUs”) that will vest is 11,562.8187. The maximum number of PRSUs that may vest is 16,961.9683 and the minimum number of PRSUs that may vest is 6,163.6691.

‡
Shares of Shareholder Return Restricted Stock will vest upon the attainment of the Stock Price Goal (as defined in the applicable award agreement) within three years of grant, and will be forfeited if the Stock Price Goal is not achieved in the applicable time period. If the Stock Price Goal is achieved, 3,798.8539 shares of Shareholder Return Restricted Stock will vest, and if the Stock Price Goal is not achieved, 0 shares of Shareholder Return Restricted Stock will vest.

B-1

A-2

EXHIBIT C
FORM OF PRESS RELEASE
(attached)

C-1